As filed with the Securities and Exchange Commission on September 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0238453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

236 Fifth Avenue, Suite 400 New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

LIFEMD, INC. THIRD AMENDED AND RESTATED 2020 EQUITY AND INCENTIVE PLAN

CERTAIN EMPLOYEE AGREEMENTS

(Full title of the plan)

Justin Schreiber

236 Fifth Avenue, Suite 400

New York, NY 10001

(866) 351-5907

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cam Hoang

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 492-6109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by LifeMD, Inc. (the “Company” or the “Registrant”) to register 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for issuance pursuant to the Company’s Fourth Amended and Restated Equity and Incentive Plan (the “Plan”).

In addition, this Registration Statement includes a prospectus (the “Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Prospectus may be used for the reoffer and resale of 960,000 shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted” or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that were issued to certain of our employees, consultants, executive officers and directors identified in the Prospectus. The number of shares of Common Stock included in the Prospectus represents shares of Common Stock issued to the selling stockholders pursuant to equity awards, including stock options, restricted stock and restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement with regard to the 3,000,000 shares of Common Stock to be issued pursuant to the Plan is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

PROSPECTUS

960,000 Shares of Common Stock Offered by Selling Stockholders

This prospectus (“Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 960,000 shares of common stock, par value $0.01 per share, of LifeMD, Inc., a Delaware corporation (“Common Stock”), which are issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholders under (i) certain agreements with directors of LifeMD, Inc. (the “Director Agreements”) or (ii) certain agreements and arrangements with executive officers, employees and consultants of LifeMD, Inc. (the “Employee Agreements”).

We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Prospectus. The Selling Stockholders are certain of our employees and certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Prospectus. See “Plan of Distribution” on page 6 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to restricted stock, restricted stock units and stock options granted to Selling Stockholders will be “restricted securities” or “control securities” under the Securities Act before their sale under this Prospectus. This Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on Nasdaq under the symbol “LFMD.” On September 21, 2026, the closing price of our Common Stock was $3.23.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this Prospectus and under similar headings in the documents that are incorporated by reference into this Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 2 of this Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 25, 2026.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this Prospectus, the terms “LifeMD,” the “Company,” “we,” “our” and “us” refer to LifeMD, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.lifemd.com. Our website and the information contained or connected to our website is not incorporated by reference in this Prospectus, and you should not consider it part of this Prospectus. Our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Prospectus, except for information superseded by information contained in this Prospectus itself or in any subsequently filed incorporated document. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026;

(2)	the Company’s Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2026, filed on May 6, 2026 ; and for the quarter ended June 30, 2026, filed on August 5, 2026;

(3)	the Company’s Current Reports on Form 8-K, filed on January 6, 2026; and March 18, 2026;

(4)	the Company’s Definitive Proxy Statement, filed on April 30, 2026; and

(5)	the description of our Common Stock contained in the our Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Documents incorporated by reference in this Prospectus may be obtained by requesting them in writing or by telephone from us at:

Corporate Secretary

236 Fifth Avenue, Suite 400

New York, New York 10001

(866) 351-5907

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this Prospectus include, but are not limited to, statements about:

●	changes in the market acceptance of our products;
●	the impact of competitive products and pricing;
●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;
●	our ability to maintain and develop relationships with customers and suppliers;
●	our ability to respond to new technological developments quickly and effectively, including applications and risks of artificial intelligence (“AI”);
●	Our ability to prevent, detect and remediate cybersecurity incidents;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
●	our ability to successfully acquire, develop or commercialize new products and equipment;
●	our ability to collaborate successfully with other businesses and to integrate acquired businesses or new brands;
●	supply chain constraints or difficulties;
●	current and potential material weaknesses in our internal control over financial reporting;
●	our need to raise additional funds in the future;
●	our ability to successfully recruit and retain qualified personnel;
●	the impact of industry regulation, including regulation of compounded medications, privacy and digital healthcare;
●	general economic and business conditions, including inflation, slower growth or recession;
●	changes in political or regulatory conditions in the markets in which we operate; and
●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this Prospectus or to conform these statements to actual results or revised expectations.

You should read this Prospectus, the documents that incorporated by reference herein, and the documents we have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

2

PROSPECTUS SUMMARY

This Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Prospectus forms part includes additional information not contained in this Prospectus. You may read the registration statement and the other reports we file with the Commission, as described above under the heading “Incorporation of Certain Information by Reference,” at the Commission’s website at www.sec.gov.

Overview

LifeMD is a patient-centric, direct-to-patient healthcare company providing a high-quality, cost-effective, and convenient way for patients to access virtual medical care and pharmacy services. We believe the traditional healthcare model requiring patients to visit a physician’s office, travel to a retail pharmacy, and return for follow-up appointments or prescription refills is complex, inefficient, and costly which can discourage individuals from seeking necessary medical care and medications. At the same time, the United States (“U.S.”) continues to experience shortages in primary care key specialty areas.

Through our vertically integrated care model, we combine proprietary technology, affiliated clinical services, pharmacy infrastructure, and artificial intelligence (“AI”)-enabled operational systems to deliver longitudinal care at scale. Our mission is to empower individuals to live healthier lives by expanding access to high-quality virtual and in-home healthcare services. We believe our success is driven by an exceptional patient experience, our affiliated medical group comprised of high-quality and dedicated providers, and our vertically integrated care platform

LifeMD has developed a proprietary, fully integrated telehealth and pharmacy platform designed to support diagnosis, treatment, prescription fulfillment, and ongoing care management within a unified ecosystem. We believe this vertical integration differentiates LifeMD from point-solution telehealth providers and enables us to deliver more cohesive patient experiences for patients electing to utilize our affiliated pharmacy while maintaining clinical rigor and operational efficiency.

Our telehealth technology platform is continually optimized to serve more patients, and this flexible infrastructure can be repurposed for a variety of existing or future telehealth offerings. Further, this platform allows for rapid development and the scale up of new telehealth offerings as we identify attractive opportunities. Our platform integrates core capabilities, including:

●	A 50-state affiliated provider network;
●	A nationwide pharmacy network;
●	A wholly-owned commercial pharmacy;
●	Nationwide laboratory and diagnostic integrations;
●	A fully integrated patient care center;
●	A direct-to-patient marketing infrastructure for acquisition and retention; and
●	AI-enabled clinical and operational technologies.

Through our desktop and mobile applications, patients move seamlessly from onboarding and consultation to prescription fulfillment and longitudinal care. We continue to augment our platform with new features selected to better serve our patients.

The mailing address of our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

The Offering

This Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Prospectus, of up to 960,000 shares of Common Stock issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholder under the LifeMD, Inc. Fourth Amended and Restated 2020 Equity and Incentive Plan, including restricted stock and restricted stock units. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

3

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described below and under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of September 8, 2026 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, New York 10001.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

Selling Stockholder	Shares of Common Stock Owned Before Resale (1)	Percentage of Common Stock Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering (1)	Shares of Common Stock Owned After Resale (2)	Percentage of Common Stock Owned After Resale (2)(3)
Atul Kavthekar	675,000	1.4%	675,000	-	*
Shayna Webb Dray	270,000	*	30,000	240,000	*
Umesh Sripad	150,000	*	150,000	-	*
Shane Biffar	135,000	*	35,000	100,000	*
Adam Womack	59,833	*	20,000	39,833	*
Jason Bae	179,000	*	50,000	129,000	*

*	Less than 1%

(1)	Includes shares of Common Stock owned or issuable on option exercise and vesting of stock awards to the person as of the Determination Date.

(2)	Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(3)	Percentages are based on the 48,255,837 shares of Common Stock outstanding as of the Determination Date.

4

Other Material Relationships with the Selling Stockholders

Atul Kavthekar, Shayna Webb Dray, Umesh Sripad, and Shane Biffar are executive officers of the Company. The rest of the Selling Stockholders are non-executive employees.

Employment Relationships

Kavthekar Employment Agreement

In connection with Atul Kavthekar’s appointment as Chief Financial Officer of the Company, the Company and Mr. Kavthekar entered into an Employment Agreement, pursuant to which Mr. Kavthekar receives a base salary of $500,000, and he is eligible to receive an annual discretionary performance bonus, targeted at 50% of his base salary, with these amounts subject to future adjustment. As a material inducement to his employment, the Company granted Mr. Kavthekar 675,000 restricted stock units (“RSUs”), of which 337,500 RSUs will vest based on his continued service, with 112,500 RSUs vesting on each of the first, second and third anniversaries of his appointment, and 337,500 RSUs will vest based on the Company’s achievement of performance targets.

Webb Dray Employment Agreement

In connection with Shayna Webb Dray’s appointment as Chief Operating Officer of the Company, the Company and Ms. Webb Dray entered into a Third Amendment, dated July 27, 2025, to the Confidential Offer Letter between the Company and Ms. Webb Dray, dated April 14, 2021, as amended on November 8, 2023 and May 7, 2024 (as amended, the “Employment Agreement”), pursuant to which Ms. Webb Dray receives a base salary of $400,000. On July 27, 2025, the Company and Ms. Webb Dray also entered into a Restricted Stock Unit Award Agreement, pursuant to which she received 100,000 RSUs, of which (i) 10,000 RSUs will vest on January 1, 2026, (ii) 20,000 RSUs will vest on January 1, 2027, (iii) 20,000 RSUs will vest on January 1, 2028, (iv) 25,000 RSUs will vest on the Company’s healthcare business achieving certain annualized EBITDA targets, on or before December 31, 2027, and (v) 25,000 RSUs will vest on the Company’s healthcare business achieving certain annualized EBITDA targets, on or before December 31, 2027.

On June 8, 2026, Ms. Webb Dray entered into the Fourth Amendment to the Employment Agreement (the “Webb Dray Fourth Amendment”) with the Company. In connection with the Webb Dray Fourth Amendment, Ms. Webb Dray is entitled to receive an annual base salary of $450,000 and is eligible to receive a performance bonus with a target amount of 50% of base salary. She also received 77,927 restricted shares of Common Stock in conjunction with the Webb Dray Fourth Amendment, vesting in thirds on March 30, 2027, March 30, 2028 and March 30, 2029. Ms. Webb Dray also received 75,926 restricted shares of Common Stock at target in conjunction with the Webb Dray Fourth Amendment vesting based on the Company’s achievement of performance targets.

Sripad Employment Agreement

In connection with Umesh Sripad’s appointment as Chief Technology Officer of the Company, the Company and Mr. Sripad entered into an Employment Agreement, pursuant to which Mr. Sripad receives a base salary of $450,000, and he is eligible to receive an annual discretionary performance bonus, targeted at 40% of his base salary, with these amounts subject to future adjustment. As a material inducement to his employment, the Company granted Mr. Sripad 150,000 RSUs, of which 75,000 RSUs will vest based on his continued service, with 25,000 RSUs vesting on each of the first, second and third anniversaries of his appointment, and 75,000 RSUs will vest based on the Company’s achievement of performance targets.

Biffar Employment Agreement

On June 20, 2023, Shane Biffar, the Chief Compliance Officer and Deputy General Counsel, entered into an Employment Agreement (the “Biffar Employment Agreement”) with the Company. The Biffar Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Biffar Employment Agreement, Mr. Biffar was entitled to receive an annual base salary of $230,000, which was subsequently increased to $280,000 effective April 1, 2024. He is eligible to receive a performance bonus with a target amount of 20% of base salary, which was subsequently increased to 30% of base salary effective April 1, 2024. He also received 75,000 restricted shares of Common Stock on June 20, 2023, vesting 15,000/25,000/35,000 shares on the first, second and third anniversaries of the grant date, respectively. All of these restricted shares of Common Stock shall vest immediately and in full upon a Change in Control (as defined in the Biffar Employment Agreement). Mr. Biffar subsequently received an additional 75,000 restricted shares of Common Stock on November 25, 2024, vesting 25,000 shares on each of the first, second and third anniversaries of the grant date.

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On June 8, 2026, Mr. Biffar entered into the First Amendment to the Biffar Employment Agreement (the “Biffar First Amendment”) with the Company. In connection with the Biffar First Amendment, Mr. Biffar is entitled to receive an annual base salary of $350,000 and is eligible to receive a performance bonus with a target amount of 35% of base salary. He also received 44,949 restricted shares of Common Stock in conjunction with the Biffar First Amendment, vesting in thirds on March 30, 2027, March 30, 2028 and March 30, 2029. Mr. Biffar also received 44,949 restricted shares of Common Stock at target in conjunction with the Biffar First Amendment vesting based on the Company’s achievement of performance targets.

Indemnification of Directors and Officers

Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each director has entered into a Director Agreement which includes indemnification provisions.

Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Prospectus in connection with any sale of the shares of Common Stock.

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The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Dorsey & Whitney LLP will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

The financial statements as of December 31, 2025 and for the year ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Marcum, LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2024, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2024, which are incorporated by reference in this Prospectus. We have incorporated by reference our financial statements in this Prospectus and in this Registration Statement in reliance on the reports of Marcum LLP given on their authority as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026;

(2)	the Company’s Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2026, filed on May 6, 2026; and for the quarter ended June 30, 2026, filed on August 5, 2026;

(3)	the Company’s Current Reports on Form 8-K, filed on January 6, 2026; and March 18, 2026;

(4)	the Company’s Definitive Proxy Statement, filed on April 30, 2026; and

(5)	the description of our Common Stock contained in the our Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

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We have entered into indemnification agreements with each of our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our bylaws. Each indemnification agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from their service, to the maximum extent permitted by applicable law.

Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

The securities offered under the Resale Prospectus were issued by the Company to the Selling Stockholders did not involve any underwriters, underwriting discounts or commissions, or any public offering. The Company relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated by the SEC under the Act.

The Selling Stockholders are directors, officers and employees of the Company who have represented that they can bear the economic risk of an investment in the Common Stock for an indefinite period of time, have had an opportunity to ask questions about the offering of the Common Stock and about the Company, and understand that the investment in the Common Stock involves a high degree of risk.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation, As Amended (incorporated by reference to Exhibit 3.1 to the Form 10-K filed with the SEC on March 10, 2026)
4.2	Bylaws of Immudyne, Inc. effective April 9, 2018 (incorporated by reference to Exhibit 3.2 to the Form 10-K filed with the SEC on March 10, 2026)
4.3	LifeMD, Inc. Fourth Amended and Restated 2020 Equity and Incentive Plan (incorporated by reference to Annex A to the Definitive Proxy Statement on Form DEF14A filed with the SEC on April 30, 2026)
4.4	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 4.7 to the Form 10-K filed with the SEC on March 10, 2026)
4.5	Employment Agreement, by and between LifeMD, Inc. and Atul Kavthekar, dated March 16, 2026 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the SEC on March 16, 2026)
4.6	Employment Agreement, by and between Umesh Sripad and LifeMD, Inc., dated June 1, 2026 (incorporated by reference to Exhibit 10.3 to the Form 10-Q filed with the SEC on August 5, 2026)
4.7	Employment Agreement, dated June 20, 2023, by and between the Company and Shane Biffar (incorporated by reference to Exhibit 10.79 to the Form 10-K filed with the SEC on March 11, 2025)
4.8	First Amendment to the Employment Agreement, by and between Shane Biffar and LifeMD, Inc., dated June 8, 2026 (incorporated by reference to Exhibit 10.5 to the Form 10-Q filed with the SEC on August 5, 2026)
4.9	Confidential Offer Letter, dated April 14, 2021 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on July 31, 2025)
4.10	First Amendment to Employment Agreement, dated November 8, 2023 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the SEC on July 31, 2025)
4.11	Second Amendment to Employment Agreement, dated May 7, 2024 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on July 31, 2025)
4.12	Third Amendment to Employment Agreement, dated July 27, 2025 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.4 to the Form 8-K filed with the SEC on July 31, 2025)
4.13	Fourth Amendment to the Employment Agreement, by and between Shayna Dray and LifeMD, Inc. dated June 8, 2026 (incorporated by reference to Exhibit 10.6 to the Form 10-Q filed with the SEC on August 5, 2026)
5.1*	Opinion of Dorsey & Whitney LLP
23.1*	Consent of Marcum LLP, former independent registered public accounting firm of LifeMD, Inc.
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of LifeMD, Inc.
23.3*	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1 hereto)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 2026.

LIFEMD, INC.

By	/s/ Justin Schreiber
Justin Schreiber
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justin Schreiber, Atul Kavthekar, Maria Stan and Eric Yecies as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file all amendments (including, without limitation, post- effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Justin Schreiber	Chief Executive Officer and Chairman of the Board	September 24, 2026
Justin Schreiber	(Principal Executive Officer)

/s/ Atul Kavthekar	Chief Financial Officer	September 24, 2026
Atul Kavthekar	(Principal Financial Officer)

/s/ Maria Stan	Chief Accounting Officer and Controller	September 24, 2026
Maria Stan	(Principal Accounting Officer)

/s/ John R. Strawn, Jr.	Director	September 24, 2026
John R. Strawn, Jr.

/s/ Roberto Simon	Director	September 24, 2026
Roberto Simon

/s/ Joseph DiTrolio	Director	September 24, 2026
Joseph DiTrolio

/s/ Joan LaRovere	Director	September 24, 2026
Joan LaRovere

/s/ William J. Febbo	Director	September 24, 2026
William J. Febbo

/s/ Calum MacRae	Director	September 24, 2026
Calum MacRae

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